Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release – March 8, 2006

DATALINK NAMES NEW VICE PRESIDENT OF FINANCE AND CFO

Storage Industry Veteran Greg Barnum to Transition from Board of Directors Position to CFO

MINNEAPOLIS – March 8, 2006 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, announced today that Gregory T. Barnum has been named vice president of finance and CFO of the company, effective immediately. Barnum replaces Dan Kinsella, who left two months ago to join a technology startup.

Barnum joined Datalink as a member of the board of directors in January 2006. For the past 25 years, he served as a financial officer of publicly traded companies. “We are thrilled that Greg has accepted our offer to serve as Datalink’s vice president of finance and CFO,” said Charlie Westling, Datalink president and CEO. “Greg’s credentials are outstanding. His past industry experience and broad financial background will greatly benefit Datalink as we continue to build on our recent track record of strong operational performance going into fiscal 2006. Greg will be a great resource for Datalink’s finance and management teams, our shareholders and employee base.”

Barnum was CFO and corporate secretary of Computer Network Technology (CNT), a storage hardware manufacturer and solutions provider, from 1997 until the company’s 2005 acquisition by McData. Barnum’s prior industry experience also includes serving as CFO of

Tricord Systems, an enterprise server manufacturer, and as executive vice president and CFO of Cray Computer Corp., a supercomputer company.

“I have been impressed with Datalink’s financial progress and marketplace position, as I’ve begun to deepen my understanding of the company as a board member,” said Barnum. “I am eager to start my new role as vice president of finance and CFO, and look forward to helping the company achieve its growth objectives.”

Barnum holds a bachelor’s degree in accounting from the College of St. Thomas. He is a member of the American Institute of Certified Public Accountants as well as the Minnesota Society of Certified Public Accountants. Barnum is also a member of Financial Executives International.

Barnum will resign from the Datalink board of directors. The company will initiate a search to fill his board position.

Datalink Corporation is an information storage architect. The company analyzes, designs, implements, and supports information storage infrastructures that store, protect, and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage, and IP-based storage, using industry-leading hardware, software, and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements regarding our hiring of a new executive officer and our growth objectives. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the level of continuing demand for storage, including the effects of economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and

volatility in our stock price. Our revenues for any particular year are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We also cannot assure that our hiring of a new executive officer will beneficially impact our operating results or stock price.

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Contact:

Datalink Corporation, Minneapolis

Investor Relations:

Kim Payne, 952-279-4794

Fax: 952-944-7869

Analyst Contact:

Charlie Westling, 952-944-3462

e-mail: einvestor@datalink.com

web site: www.datalink.com